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                                                          September 18, 1997




People's Preferred Capital Corporation
5900 Wilshire Boulevard
Los Angeles, California 90036

    Re:  Registration Statement on Form S-11
         (No. 333-31051)

Ladies and Gentlemen:

    We have served as counsel to People's Preferred Capital Corporation, a Maryland corporation (the "Company"), in connection with certain matters of Maryland law arising out of the registration of up to 1,426,000 shares (the "Shares") of Noncumulative Exchangeable Preferred Stock, Series A, $.01 par value per share (the "Series A Preferred Stock"), of the Company (including 186,000 shares of Series A Preferred Stock which the Underwriters have the option to purchase solely to cover over-allotments, if any), covered by the above-referenced Registration Statement (the "Registration Statement"), filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "1933 Act"). Unless otherwise defined herein, capitalized terms used herein shall have the meanings assigned to them in the Registration Statement.

    In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the "Documents"):

    1. The Registration Statement and the related form of prospectus included therein in the form in which it was transmitted to the Commission under the 1933 Act;

    2. The Articles of Incorporation of the Company (the "Articles"), certified as of a recent date by the State Department of Assessments and Taxation of Maryland (the "SDAT");

    3. The Bylaws of the Company, certified as of a recent date by its Secretary;

    4. Resolutions adopted by the Board of Directors of the Company (the "Board") relating to the sale, issuance and registration of the Shares and the creation of, and delegation of authority to, a pricing committee thereof (the "Pricing Committee"), certified as of a recent date by the Secretary of the Company (the "Resolutions");

    5. The form of certificate representing a share of Series A Preferred Stock, certified as of a recent date by the Secretary of the Company;


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People's Preferred Capital Corporation
September 18, 1997
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    6.   A certificate of the SDAT as to the good standing of the Company, dated as of a recent date;

    7. Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth in this letter, subject to the assumptions, limitations and qualifications stated herein.

    In expressing the opinion set forth below, we have assumed, and so far as is known to us there are no facts inconsistent with, the following:

    1. Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party's obligations set forth therein are legal, valid and binding.

    2. Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.

    3. Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.

    4.   All Documents submitted to us as originals are authentic. All
Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all such Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All statements and information contained in the Documents are true and complete. There are no modifications of or amendments to the Documents, and there has been no waiver of any of the provisions of the Documents, by actions or conduct of the parties or otherwise.

    5. In accordance with the Resolutions, the Board, or the Pricing Committee or another duly authorized committee of the Board, will duly adopt resolutions (the "Pricing Resolutions") including all terms and conditions required by the Maryland General Corporation Law, as amended, prior to the issuance of the Shares.

    6. The Shares will not be issued or transferred in violation of any restriction or limitation contained in the Articles.

    The phrase "known to us" is limited to the actual knowledge, without independent inquiry, of the lawyers at our firm who have performed legal services in connection with the issuance of this opinion.

    Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

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People's Preferred Capital Corporation
September 18, 1997
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    1.   The Company is a corporation duly incorporated and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

    2. The Shares have been duly authorized and, when and if delivered against payment therefor in accordance with the Resolutions, the Pricing Resolutions and any other resolutions of the Board of Directors, or the Pricing Committee or any other duly authorized committee of the Board of Directors, authorizing their issuance, the Shares will be duly and validly issued, fully paid and nonassessable.

    The foregoing opinion is limited to the laws of the State of Maryland and we do not express any opinion herein concerning any other law. We express no opinion as to compliance with the securities (or "blue sky") laws of any State.

    We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.


    This opinion is being furnished to you solely for submission to the Commission as an exhibit to the Registration Statement and, accordingly, is not to be used, circulated, quoted or otherwise referred to for any other purpose without our prior written consent.


    We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act, as amended or the rules and regulations of the Commission promulgated thereunder.


                                  Very truly yours,

                                  ELIAS, MATZ, TIERNAN & HERRICK, LLP


                                  By:  /s/ Norman B. Antin
                                       ---------------------------
                                       Norman B. Antin, A Partner